Exhibit 99.2

Clinton County Bio Energy, L.L.C.

Financial Statements

&

Report of Independent Registered Public Accounting Firm

June 30, 2007

CONTENTS

Description	Page

Report of Independent Registered Public Accounting Firm	1

Balance Sheet	2

Statement of Operations	3

Statement of Changes in Members’ Equity	5

Statement of Cash Flows	4

Notes to Financial Statements	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

Clinton County Bio Energy, L.L.C.

Clinton, Iowa

We have audited the accompanying balance sheet of Clinton County Bio Energy, L.L.C (“Clinton County”) as of June 30, 2007, and the related statements of operations, changes in members’ equity,  and  cash flows for the year then ended. These financial statements are the responsibility of Clinton County’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clinton County as of June 30, 2007 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Clinton County  will continue as a going concern. As discussed in Note 9 to the financial statements, Clinton County has suffered losses from operations since its inception and a cash shortfall that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Malone & Bailey, PC

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

September 18, 2007

CLINTON COUNTY BIO ENERGY, L.L.C.

BALANCE SHEET

June 30, 2007

ASSETS
CURRENT ASSETS
Accounts receivable - trade	$676,721
Accounts receivable - trade - related party	47,045
Investments	11,183
Inventories	502,214
Prepaid expenses	9,104
Total current assets		$1,246,267

PROPERTY, PLANT AND EQUIPMENT
Total cost	6,897,509
Less accumulated depreciation	841,420
Net property, plant and equipment		6,056,089

TOTAL ASSETS		$7,302,356

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Checks in excess of bank balance	$10,232
Accounts payable	260,687
Accounts payable - related parties	94,195
Accrued expenses	28,285
Current maturities of long-term debt	314,419
Total current liabilities		$707,818

LONG-TERM LIABILITIES
Long-term debt, less current maturities above		3,004,015

TOTAL LIABILITIES		3,711,833

MEMBERS’ EQUITY		3,590,523

TOTAL LIABILITIES AND MEMBERS’ EQUITY		$7,302,356

See accompanying notes to financial statements

CLINTON COUNTY BIO ENERGY, L.L.C.

STATEMENT OF OPERATIONS

For the Year Ended June 30, 2007

SALES		$12,740,125

COST OF SALES		15,321,551

Gross loss		(2,581,426)

SALES, GENERAL, AND ADMINISTRATIVE EXPENSES		170,430

Loss from operations		(2,751,856)

OTHER INCOME (EXPENSE)
Interest income	$2,086
Interest expense	(159,820)
Total other income (expense)		(157,734)

NET LOSS		$(2,909,590)

See accompanying notes to financial statements

CLINTON COUNTY BIO ENERGY, L.L.C.

STATEMENT OF CHANGES IN MEMBERS’ EQUITY

For the Year Ended June 30, 2007

BALANCE JULY 1, 2006	$3,800,113

Capital contributions	2,700,000

Net loss	(2,909,590)

BALANCE JUNE 30, 2007	$3,590,523

See accompanying notes to financial statements

CLINTON COUNTY BIO ENERGY, L.L.C.

STATEMENT OF CASH FLOWS

For the Year Ended June 30, 2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(2,909,590)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	841,420
Loss on valuation of hedge fund	28,817
Effects of changes in operating assets and liabilities:
Accounts receivable - trade	(723,766)
Inventories	(502,214)
Prepaid expenses	(9,104)
Checks in excess of bank balance	10,232
Accounts payable	354,882
Accrued expenses	28,285
Net cash used in operating activities		$(2,881,038)

CASH FLOWS FROM INVESTING ACTIVITIES

Puchases of investments	(40,000)
Purchases of property and equipment	(1,703,840)
Net cash used in investing activities		(1,743,840)

CASH FLOWS FROM FINANCING ACTIVITIES

Member capital contributions	2,700,000
Proceeds from long term debt	2,140,001
Principal payments on notes payable	(301,567)
Net cash provided by financing activities		4,538,434

NET DECREASE IN CASH		(86,444)

CASH, BEGINNING OF YEAR		86,444

CASH, END OF YEAR		$—

See accompanying notes to financial statements

CLINTON COUNTY BIO ENERGY, L.L.C.

NOTES TO FINANCIAL STATEMENTS

June 30, 2007

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Clinton County Bio Energy, L.L.C. (Clinton County) is a limited liability company which was formed on November 2, 2004, in the State of Iowa. Clinton County is located in Clinton, Iowa and manufactures B100 agri-biodiesel fuel. Clinton County completed construction of its plant in August, 2006, and began operations at that time. Clinton County grants credit on sales of fuel, which are sold to distributors in Clinton and Tennessee. Clinton County’s fiscal year ends on December 31.

NOTE 2 – ACCOUNTING POLICIES

Clinton County prepares its financial statements in accordance with accounting principles generally accepted in the United States of America. Significant accounting policies followed by Clinton County are presented below.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

Clinton County considers all liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVESTMENTS

Clinton County classifies its debt and marketable equity securities into held-to-maturity, trading, or available-for-sale categories. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity. Debt securities for which the Company does not have the intent or ability to hold to maturity are classified as available for sale. Held-to-maturity securities are recorded as either short-term or long-term on the balance sheet based on contractual maturity date and are stated at amortized cost. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt and marketable equity securities not classified as held-to-maturity or as trading are classified as available-for-sale and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in shareholders’ equity.

The fair value of substantially all securities is determined by quoted market prices. The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market. Gains or losses on securities sold are based on the specific identification method..

ACCOUNTS RECEIVABLE

Accounts receivable are uncollateralized customer obligations which generally require payment within fifteen days from the invoice date. Accounts receivable are stated at the invoice amount plus accrued interest. Unpaid accounts over thirty days old bear interest at 1 1/2% per month.

Account balances with invoices over ninety days old are considered delinquent. Interest continues to accrue on delinquent accounts. Payments of accounts receivable are applied to the specific invoices identified on the customer’s remittance advice or, if unspecified, to the earliest unpaid invoices.

Management reviews individual accounts receivable balances that exceed ninety days from the invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. All accounts or portions thereof deemed to be uncollectible are written off. Management determined that no allowance for doubtful accounts was necessary as of June 30, 2007 because all are accounts were deemed collectible.

INVENTORY AND COST OF SALES

Inventories are stated at the lower of cost or market with cost determined on a first-in, first-out (FIFO) basis. Shipping and handling costs incurred in the purchase of products are included in inventory and cost of sales. Indirect general and administrative costs are allocated to cost of sales based upon the nature of the expenses.

PROPERTY, PLANT AND EQUIPMENT

Buildings, machinery and equipment are stated at cost. The cost of property, plant and equipment is depreciated over estimated useful lives using the straight-line method. Rates of depreciation vary between five and seven years on machinery and equipment and 20 years on buildings.

The cost of asset additions and improvements that extend the useful lives of property and equipment are capitalized. Routine maintenance and repair items are charged to current operations. The original cost and accumulated depreciation of asset dispositions are removed from the accounts and any gain or loss is reflected in the statement of operations in the period of disposition.

When events or changes in circumstances indicate that the carrying amount of property and equipment may not be recoverable, an evaluation of the recoverability of currently recorded costs is performed. When an evaluation is performed, the estimated value of undiscounted future net cash flows associated with the asset is compared to the asset’s carrying value to determine if a write-down to fair value is required. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

REVENUE RECOGNITION

Clinton County recognizes revenue from product sales when the products are shipped or delivered and the title and risk of loss pass to the customer. Provisions for any product returns or discounts given to customers are accounted for as reductions in revenues in the same period revenues are recorded.

INCOME TAXES

Clinton County is not a taxpaying entity for federal income tax purposes, and thus no income tax expense has been recorded in the statements. Income from Clinton County is taxed to the Members in their respective returns.

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

The following is a schedule of the cost of property, plant and equipment by major classes as of June 30, 2007:

Land	$125,000
Buildings	398,173
Machinery and equipment	6,374,336

Total	$6,897,509

Depreciation expense amounted to $841,420 for the year ended June 30, 2007.

NOTE 4 - INVENTORIES

Inventories consist of the following as of June 30, 2007:

Raw materials	$248,777
Work in process	32,163
Finished goods	221,274

Total inventories	$502,214

NOTE 5 - PLEDGED ASSETS, NOTES PAYABLE AND LONG-TERM DEBT

The following is a schedule of notes payable as of June 30, 2007:

Loan agreement with bank dated April 4, 2006. Multiple advances of credit to $3,220,000 with interest payable monthly. Matures April 4, 2016. Interest rate in effect until April 4, 2011 is 6.50%, after which the interest adjusts to a rate equal to 2.00% above the 5 year FHLB fixed rate. Secured by real estate mortgage and general security agreement covering all assets, dated April 4, 2006.	$2,978,434

Note payable to government authority requiring 60 monthly installments of $5,000. Interest rate at 0.00%. A forgivable amount of $100,000 is included in this note. Final payment is due on March 1, 2011. The note is unsecured.	340,000

Total debt	3,318,434

Less current maturities	314,419

Long-term debt	$3,004,015

Maturities of total debt are as follows:

Year ending June 30,
2008	$314,419
2009	331,458
2010	349,638
2011	469,036
2012	329,732
Later	1,524,151

Total	$3,318,434

NOTE 6 - SIGNIFICANT CONCENTRATIONS

Disclosure of information about certain significant estimates and current vulnerabilities due to certain concentrations include the following:

Concentrations of credit risk

Clinton County maintains the majority of its cash in one commercial bank located in Clinton, Iowa. Balances on deposits are insured by the Federal Deposit Insurance Corporation (FDIC) up to specified limits. Balances in excess of FDIC limits are uninsured.

Customer concentration

Clinton County’s sales for the year ended June 30, 2007 were $12,740,125. Sales to one customer accounted for 86% of the total sales of Clinton County for the year ended June 30, 2007. Accounts receivable from this customer represented 57% of total accounts receivable at June 30, 2007.

Supplier concentration

Clinton County currently buys all of its soy oil and methanol from single suppliers. The time required to locate and qualify other suppliers could cause a delay in manufacturing that may be financially disruptive to Clinton County.

NOTE 7 - CASH FLOW DISCLOSURES

Cash paid for interest for the year ended June 30, 2007 was $159,820.

NOTE 8 - RELATED PARTY TRANSACTIONS

Clinton County had related party customers who account for 4% of the total sales for the year ended June 30, 2007 and 8% of the total accounts receivable at June 30, 2007.

Clinton County also had purchases in the normal course of business with related parties totaling $40,421 for the year ended June 30, 2007.

NOTE 9 – GOING CONCERN

Clinton County has sustained losses and negative cash flows from operations since its inception, and as of June 30, 2007, had a cash overdraft with the bank. Clinton County does not currently have the resources to settle its current liabilities. These matters raise substantial doubt about Clinton County’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Clinton County has entered into an Asset Purchase Agreement with a third party to sell substantially all of its assets and liabilities. The intent of the acquiring company is to provide necessary working capital and take over operations of the plant. If this acquisition does not occur, then management intends to raise working capital through additional equity and debt financings. However, there can be no assurance that the sale of the business or such financings can be successfully completed, or successfully completed on terms acceptable to Clinton County. If Clinton County is unable to complete a sale or raise additional capital, it may be required to pursue alternative strategies, which may include liquidation or bankruptcy.

Clinton County has a limited operating history, and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving market for biofuels products. In the event Clinton County does not successfully implement its business plan, certain assets may not be recoverable, certain liabilities may not be paid, and the members’ investments in Clinton County may not be recoverable.